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                                                                    Exhibit 99.1


Marshall Edwards, Inc.

CONTACT:  David Sheon  - 202 518-6384 (USA)
          Mr. Christopher Naughton (CEO, Marshall Edwards, Inc)
          -  +612 8878 6196  (Australia)

FOR IMMEDIATE RELEASE

NEW BOARD APPOINTMENT AT MARSHALL EDWARDS, INC.

Sydney: March 28, 2007 - Marshall Edwards, Inc is pleased to announce the appointment of Mr. William Rueckert to its Board of Directors

Mr. Rueckert is president and director of Rosow & Company, a private investment firm based in Connecticut since 1990 and is the Managing Member of Oyster Management Group LLC investment fund. Mr. Rueckert is a Director of Emergency Filtration Products, Inc. a public manufacturer and marketer of respiratory filtration devices and is a Director of Glycotex, Inc. an 83% owned unlisted subsidiary of Novogen Limited. Prior to his current positions, Mr. Rueckert has been president and director of Eastern Capital Development, LLC since 1999, treasurer of Moore & Munger, Inc. a company with interests in the petroleum and resort development industries, from 1988 until 1990, and was president of United States Oil Company, a publicly traded oil exploration business, from 1981 to 1988. Among his many civic associations, Mr. Rueckert is director and president of the Cleveland H. Dodge Foundation, a private philanthropic organization in New York City and chairman of the Board of the Trustees of Teachers College, Columbia University.

Welcoming Mr. Rueckert to the board, Marshall Edwards' Chief Executive Officer, Mr. Christopher Naughton, said his particular expertise and experience would bring additional strong commercial acumen to the board .

"Bill Rueckert also has an extensive US investment banking network which will benefit and enhance the existing Marshall Edwards' financial advisory relationships". Mr. Naughton said.

Mr. William Rueckert joins the MEI board of directors which includes Professor Bryan Williams (Chairman) Mr. Naughton (CEO), Professor Paul Nestel AO, Professor Graham Kelly and Messrs Philip Johnston and Stephen Breckenridge.

Incorporated in the US State of Delaware, Marshall Edwards, Inc. is 82 per cent owned by ASX and NASDAQ listed pharmaceutical company, Novogen Limited from which it licences phenoxodiol, and its shares are traded in the US on NASDAQ (Code: MSHL). More information on phenoxodiol and on the company can be found at www.marshalledwardsinc.com and www.novogen.com

Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical trials and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management's current expectations and are subject to a number of risks and uncertainties,

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including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.